                                                                   EXHIBIT 10.15



                     [FORM OF] MORTGAGE, SECURITY AGREEMENT
                       AND ASSIGNMENT OF LEASES AND RENTS


                  THIS MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND
            RENTS dated as of April [ ], 1997 (this "Mortgage"), by NEENAH FOUNDRY COMPANY, a Wisconsin corporation, having an office at 2121 Brooks Avenue, Neenah, WI 54956] (the "Mortgagor"), to THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), having an office at 270 Park Avenue, New York, New York 10017, as collateral agent (in such capacity, the "Collateral Agent") for the benefit of the Secured Parties (as defined below) (the "Mortgagee");


                                WITNESSETH THAT:

      A. Reference is made to the Credit Agreement dated as of April [ ], 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Neenah Corporation (the "Borrower"), NFC Castings, Inc., the financial institutions party thereto as lenders (the "Lenders") and Chase, as administrative agent (in such capacity, the "Administrative Agent"), as Collateral Agent and as issuing bank (in such capacity, the "Issuing Bank"). As used herein, the term "Secured Parties" shall mean (i) the Lenders, (ii) the Administrative Agent, (iii) the Collateral Agent, (iv) the Issuing Bank, (v) each counterparty to an Interest Rate Protection Agreement entered into with the Borrower if such counterparty was a Lender at the time the Interest Rate Protection Agreement was entered into, (vi) the beneficiaries of each indemnification obligation undertaken by the Borrower under any Loan Document and (vii) the successors and permitted assigns of each of the foregoing. Pursuant to the Credit Agreement, (i) the Lenders have lent or agreed to lend to the Borrower (a) on a term basis, Tranche A Term Loans (such term and each other capitalized term used herein but not defined herein shall have the meaning assigned to such term in the Credit Agreement) in an aggregate principal amount not in excess of $30,000,000, (b) on a term basis, Tranche B Term Loans in an aggregate principal amount not in excess of $25,000,000 and (c) on a revolving basis, Revolving Loans, at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $30,000,000 and (ii) the Issuing Bank has issued and has agreed to issue Letters of Credit in an aggregate face amount at any time outstanding not in excess of $15,000,000 in each case on the terms and subject to the conditions of the Credit Agreement.

      B. The Borrower has entered into a Merger Agreement whereby the Borrower will merge with and into Neenah Corporation, a Wisconsin corporation ("Neenah"), with Neenah as the surviving corporation. Following the consummation of the Merger, the Mortgagor will become a wholly owned subsidiary of the Borrower and will derive substantial benefit from the making of the Loans by the Lenders and the issuing of the Letters of Credit by the Issuing Bank. In order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Mortgagor has agreed to guarantee pursuant to the Guarantee Agreement the due and punctual payment and performance of Obligations (as defined in paragraph D below).

      C. The proceeds of the Term Loans will be used by the Borrower, together with proceeds of Revolving Loans to be made on the Closing Date, the proceeds of the Senior Subordinated Notes and the

Equity Contribution solely (a) to pay the Merger Consideration and (b) to pay related fees and expenses. The remaining proceeds of the Revolving Loans and the Letters of Credit will be used for general corporate purposes in the ordinary course of the Borrower's business.

      D. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit under the Credit Agreement are conditioned upon, among other things, the execution and delivery by the Mortgagor of this Mortgage in the form hereof, to secure the due and punctual payment of (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, (c) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including deficiency judgments and monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Mortgagor and the Borrower to the Secured Parties under the Credit Agreement, this Mortgage and the other Loan Documents to which the Mortgagor or the Borrower is or is to be a party, (d) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Mortgagor and the Borrower under or pursuant to the Credit Agreement, this Mortgage and the other Loan Documents to which the Mortgagor or the Borrower is or is to be a party and (e) the due and punctual payment and performance of all obligations of the Borrower under each Interest Rate Protection Agreement entered into with a counterparty that was a Lender at the time such Interest Rate Protection Agreement was entered into (all the obligations referred to in the preceding clauses (a) through (e) being referred to collectively, as the "Obligations").

      E. Pursuant to the requirements of the Credit Agreement, the Mortgagor is entering into this Mortgage to create a security interest in the Mortgaged Property (as defined herein) to secure the performance and payment by the Mortgagor and the Borrower of the Obligations. The Credit Agreement also requires the granting by Borrower and other Domestic Subsidiaries (the "Other Mortgages") that create security interests in certain Mortgaged Properties other than the Mortgaged Property to secure the performance of the Obligations.


                            Granting Clauses

      NOW THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure
(A) the due and punctual payment and performance of the Obligations, (B) the due and punctual payment by the Mortgagor of all taxes and insurance premiums relating to the Mortgaged Property and (C) all disbursements made by Mortgagee for the payment of taxes, common area charges or insurance premiums, all fees, expenses or advances in connection with or relating to the Mortgaged Property, and interest on such disbursements and other amounts not timely paid in accordance with the terms of the Credit Agreement, this Mortgage and the other Loan Documents, Mortgagor hereby grants, conveys, mortgages, assigns and pledges to the Mortgagee, for the ratable benefit of the Secured Parties, a security interest in, all the following described property (the "Mortgaged Property") whether now owned or held or hereafter acquired:

            (1) all Mortgagor's right, title and interest in all the fee estate in the land more particularly described on Exhibit A hereto (the "Land"), together with all rights appurtenant thereto, including the easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in anyway appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the "Premises");

            (2) all Mortgagor's right, title and interest in all buildings, improvements, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land (the "Improvements");

            (3) all Mortgagor's right, title and interest in all apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements or the Premises, including all of Mortgagor's books and records relating thereto and including all pumps, tanks, goods, machinery, tools, equipment, lifts (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, entertainment, communications, computers, recreational, window or structural, maintenance, truck or car repair and all other equipment of every kind), restaurant, bar and all other indoor or outdoor furniture (including tables, chairs, booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), bar equipment, glasses, cutlery, uniforms, linens, memorabilia and other decorative items, furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings, draperies, drapery rods and brackets, awnings, venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, and all other apparatus, equipment, furniture, furnishings, and articles used in connection with the use or operation of the Improvements or the Premises, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (3), the "Personal Property");

            (4) all Mortgagor's right, title and interest in all general intangibles relating to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises and

      Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (the "Permits, Plans and Warranties");

            (5) Mortgagor's interest in and rights under any and all now or hereafter existing leases or licenses (under which Mortgagor is landlord or licensor) and subleases (under which Mortgagor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty (collectively, "Leases"), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Mortgagor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder ("Rents");

            (6) all Mortgagor's right, title and interest in and to all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims ("Proceeds"), including Proceeds of insurance maintained by the Mortgagor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Mortgaged Property, unearned premiums on policies of fire and other insurance maintained by the Mortgagor covering any interest in the Mortgaged Property or required by the Credit Agreement; and

            (7) all Mortgagor's right, title and interest in and to all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Personal Property, the Permits, Plans and Warranties and the Leases, hereinafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by the Mortgagor, all of which shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described herein.

      TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee, its successors and assigns, for the ratable benefit of the Secured Parties, forever, subject only to the Permitted Encumbrances (as hereinafter defined) and to satisfaction and cancellation as provided in Section 3.04

                                    ARTICLE I

             Representations, Warranties and Covenants of Mortgagor

       Mortgagor agrees, covenants, represents and/or warrants as follows:

      SECTION 1.01. Title. (a) Mortgagor has good and marketable title to an indefeasible fee estate in the Land and Improvements subject to no lien, charge or encumbrance, and this Mortgage is and will remain a valid and enforceable first and prior lien on the Premises, Improvements and the Rents subject only to, in each case, Liens permitted by Section 6.02 of the Credit Agreement and the exceptions and encumbrances referred to in Schedule B to the title insurance policy being issued to insure the lien of this Mortgage (collectively, the "Permitted Encumbrances"). The Permitted Encumbrances do not materially interfere with the current use, enjoyment or operation of the Mortgaged Property.

      (b) Mortgagor has good and marketable title to all the Personal Property subject to no lien, charge or encumbrance other than this Mortgage and the Permitted Encumbrances. Except as may be permitted under the Credit Agreement, the Personal Property is not and will not become the subject matter of any lease or other arrangement that is not a Permitted Encumbrance whereby the ownership of any Personal Property will be held by any person or entity other than Mortgagor; except as permitted under the Credit Agreement, none of the Personal Property will be removed from the Premises or the Improvements unless the same is no longer needed for the continued operation of the Premises and the Improvements as currently operated (or as then operated, to the extent that any change from the current manner of operation was permitted by the Credit Agreement) or is replaced by other Personal Property of substantially equal or greater utility and value; and Mortgagor will not create or cause to be created (other than Permitted Encumbrances) any security interest covering any of the Personal Property other than the security interest in the Personal Property created in favor of Mortgagee by this Mortgage or any other agreement collateral hereto. The Mortgaged Property is served by water, gas, electric, storm and sanitary sewage facilities, and such utilities serving the Premises and the Improvements are located in and in the future will be located in the Premises as is reasonable and customary for like kind Improvements in the area. There is vehicular access to the Premises and the Improvements which is provided by, either a public right-of-way abutting and contiguous with the Land or valid recorded unsubordinated easements.

      (c) Except as set forth on Schedule A hereto, there are no leases affecting any portion of the Mortgaged Property. Each Lease is in full force and effect, and, except as set forth on Schedule A hereto, Mortgagor has not given, nor to Mortgagor's knowledge has it received, any uncured or unwaived notice of default with respect to any material obligation under any Lease. Each Lease is subject to no lien, charge or encumbrance other than this Mortgage and the Permitted Encumbrances.

      (d) All easement agreements, covenant or restrictive agreements, supplemental agreements and any other material instruments hereinabove referred to and mortgaged hereby are and will remain valid, subsisting and in full force and effect, unless the failure to remain valid, subsisting and in full force and effect, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Mortgaged Property, and Mortgagor is not in default thereunder and has fully performed the material terms thereof required to be performed through the date hereof, and has no knowledge of any default thereunder or failure to fully perform the terms thereof by any other party, nor of the occurrence of any event that after notice or the passage of time or both will constitute a default thereunder.

      (e) Mortgagor has good and lawful right and full power and authority to mortgage the Mortgaged Property and will forever warrant and defend its title to the Mortgaged Property, the rights of Mortgagee therein under this Mortgage and the validity and priority of the lien of this Mortgage thereon against the claims of all persons and parties except those having rights under Permitted Encumbrances to the extent of those rights.

      (f) This Mortgage, when duly recorded in the appropriate public records and when financing statements are duly filed in the appropriate public records, will create a valid and enforceable lien upon and security interest in all the Mortgaged Property and there will be no defenses or offsets to this Mortgage that will be asserted by Mortgagor or its Affiliates (or any third party defense or offset now known to Mortgagor or its Affiliates) or to any of the Obligations secured hereby for so long as any portion of the Obligations is outstanding, other than payment of the Obligations.

      SECTION 1.02. Credit Agreement; Certain Amounts. (a) This Mortgage is given pursuant to the Credit Agreement. Each and every term and provision of the Credit Agreement, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties thereto shall be considered as if a part of this Mortgage and to the extent there is a specific conflict between the terms hereof and the terms of the Credit Agreement (except with respect to Section 1.01 hereof), the terms of the Credit Agreement shall control.

      (b) If any remedy or right of Mortgagee pursuant hereto is acted upon by Mortgagee or if any actions or proceedings (including any bankruptcy, insolvency or reorganization proceedings) are commenced in which Mortgagee is made a party and is obliged to defend or uphold or enforce this Mortgage or the rights of Mortgagee hereunder or the terms of any Lease, or if a condemnation proceeding is instituted affecting the Mortgaged Property, Mortgagor will pay all reasonable sums, including reasonable attorneys' fees and disbursements, incurred by Mortgagee related to the exercise of any remedy or right of Mortgagee pursuant hereto or for the reasonable expense of any such action or proceeding together with all statutory or other costs, disbursements and allowances, interest thereon from the date of demand for payment thereof at the rate specified in clause (b) of Section 2.07 of the Credit Agreement (the "Default Interest Rate"), and such sums and the interest thereon shall, to the extent permissible by law, be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the recording of this Mortgage and shall be secured by this Mortgage to the extent permitted by law. Any payment of amounts due to Mortgagee under this Mortgage not made on or before the due date for such payments shall accrue interest daily without notice from the due date until paid at the Default Interest Rate, and such interest at the Default Interest Rate shall be immediately due upon demand by Mortgagee.

      SECTION 1.03. Payment of Taxes, Liens and Charges. (a) Except as may be permitted by Section 5.03 of the Credit Agreement, Mortgagor will pay and discharge from time to time prior to the time when the same shall become delinquent, and before any interest or penalty accrues thereon or attaches thereto, all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents, all vault charges, and all other public charges, and all service charges, common area charges, private maintenance charges, utility charges and all other private charges, whether of a like or different nature, imposed upon or assessed against the Mortgaged Property or any part thereof or upon the Rents from the Mortgaged Property or arising in respect of the occupancy, use or possession thereof.

      (b) In the event of the passage of any state, Federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof (i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Mortgage or debts secured by mortgages or deeds of trust (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by Mortgagee, either directly or indirectly, on this Mortgage or any of the Loan Documents or requiring an amount of taxes to be withheld or deducted therefrom, Mortgagor will promptly notify Mortgagee of such event. In such event Mortgagor shall (i) agree to enter into such further instruments as may be reasonably necessary or desirable to obligate Mortgagor to make any applicable additional payments and (ii) make such additional payments.

      (c) At any time that an Event of Default shall occur hereunder and be continuing, or if required by any law applicable to Mortgagor or to Mortgagee, Mortgagee shall have the right to direct Mortgagor to make an initial deposit on account of real estate taxes and assessments, insurance premiums and common area charges, levied against or payable in respect of the Mortgaged Property in advance and thereafter semi-annually, each such deposit to be equal to one-half of any such annual charges estimated in a reasonable manner by Mortgagee in order to accumulate with Mortgagee sufficient funds to pay such taxes, assessments, insurance premiums and charges when the same are due and payable.

      SECTION 1.04. Payment of Closing Costs. Mortgagor shall pay all costs in connection with, relating to or arising out of the preparation, execution and recording of this Mortgage, including title company premiums and charges, inspection costs, survey costs, recording fees and taxes which are due, reasonable attorneys', engineers', appraisers' and consultants' fees and disbursements and all other similar reasonable expenses of every kind.

      SECTION 1.05. Alterations and Waste; Plans. (a) Except as may be permitted under the Credit Agreement, no Improvements will be materially altered in a way which will materially interfere with the operation of such Improvements or demolished or removed in whole or in part by Mortgagor. Mortgagor will not erect any additions to the existing Improvements or other structures on the Premises which will materially interfere with the operation conducted thereon on the date hereof, without the written consent of Mortgagee. Mortgagor will not commit any waste on the Mortgaged Property or make any alteration to, or change in the use of, the Mortgaged Property that will diminish the utility thereof for the operation of the business except as may be permitted under the Credit Agreement or materially increase any ordinary fire or other hazard arising out of construction or operation, but in no event shall any such alteration or change be contrary to the terms of any insurance policy required to be kept pursuant to
Section 1.06. Mortgagor will maintain and operate the Improvements and Personal Property in good repair, working order and condition, reasonable wear and tear excepted (notwithstanding the terms of Section 5.01 of the Credit Agreement).

      (b) To the extent the same exist on the date hereof or are obtained in connection with future permitted alterations, Mortgagor shall maintain a complete set of final plans, specifications, blueprints and drawings for the Mortgaged Property either at the Mortgaged Property or in a particular office at the headquarters of Mortgagor to which Mortgagee shall have access upon reasonable advance notice and at reasonable times.

      SECTION 1.06. Insurance. Mortgagor will keep or cause to be kept the Improvements and Personal Property insured against such risks, and in the manner, required by Section 5.02 of the Credit Agreement.

      SECTION 1.07. Casualty; Condemnation. (a) Notwithstanding any other provision of this Mortgage, the Credit Agreement or the Security Documents, the Mortgagee is authorized, at its option (for the benefit of the Secured Parties), to collect and receive, to the extent payable to the Mortgagor or any other Loan Party, all insurance proceeds, damages, claims and rights of action under any insurance policies with respect to any casualty or other insured damage ("Casualty") to any portion of any Mortgaged Property (collectively, "Insurance Proceeds"), unless the amount of the related Insurance Proceeds is less than $1,000,000 and an Event of Default shall not have occurred and be continuing. The Mortgagor agrees to notify the Mortgagee and the Administrative Agent, in writing, promptly after the Mortgagor obtains notice or knowledge of any Casualty to a Mortgaged Property, which notice shall set forth a description of such Casualty and the Mortgagor's good faith estimate of the amount of related damages. The Mortgagor agrees, subject to the foregoing limitations, to endorse and transfer or cause to be endorsed or transferred any Insurance Proceeds received by it or any other Loan Party to the Mortgagee.

      (b) The Mortgagor will notify the Mortgagee and the Administrative Agent immediately upon obtaining knowledge of the institution of any action or proceeding for the taking of the Mortgaged Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner (a "Condemnation"). No settlement or compromise of any claim in connection with any such action or proceeding shall be made without the consent of the Mortgagee, which consent shall not be unreasonably withheld. The Mortgagee is authorized, at its option (for the benefit of the Secured Parties), to collect and receive all proceeds of any such Condemnation (in each case, the "Condemnation Proceeds"). The Mortgagor agrees to execute or cause to be executed such further assignments of any Condemnation Proceeds as the Mortgagee may reasonably require.

      (c) In the event of any Condemnation of the Mortgaged Property, or any part thereof and subject to the provisions of paragraph (e) below, the Mortgagee shall apply the Condemnation Proceeds first, in the case of a partial Condemnation, to the repair or restoration of any integrated structure subject to such Condemnation or, in the case of a total or "substantially all" Condemnation, to the location of a replacement property, acquisition of such replacement property and construction of the replacement structures, and second, shall apply the remainder of such Condemnation Proceeds (less the reasonable costs, if any, incurred by the Mortgagee in the recovery of such Condemnation Proceeds) to prepay obligations outstanding under the Credit Agreement, with any remaining Condemnation Proceeds being returned to the Mortgagor.

      (d) In the event of any Casualty of less than 50% of the useable square footage of the improvements of the Mortgaged Property, the Mortgagor shall, subject to the conditions contained in paragraph (e), restore the Mortgaged Property to substantially its same condition immediately prior to such Casualty. In the event of any Casualty of greater than 50% of the useable square footage of the improvements of the Mortgaged Property and so long as no Default or Event of Default has occurred and is continuing, the Mortgagee shall require the Mortgagor to either:

            (i) restore the Mortgaged Property to a condition substantially similar to its condition immediately prior to such Casualty, provided that the Mortgagor, promptly deposits any excess

      Insurance Proceeds in a cash collateral account established with the Mortgagee for the benefit of the Secured Parties, or

            (ii) to apply the related Net Insurance Proceeds (as defined in the last sentence of the next succeeding paragraph) towards prepayment of the Obligations with any remaining Insurance Proceeds being returned to the Mortgagor.

If the Mortgagor shall be required to restore the Mortgaged Property, the insufficiency of any Insurance Proceeds or Condemnation Proceeds to defray the entire expense of such restoration shall in no way relieve the Mortgagor of such obligation so to restore. In the event the Mortgagor shall be required to restore, the Mortgagor shall diligently and continuously prosecute the restoration of the Mortgaged Property to completion. In addition, there shall first be allowed to the Mortgagor out of the related Insurance Proceeds, an amount sufficient to, and the Mortgagor shall be required to, place the remaining portion, if any, of the Mortgaged Property in a safe condition that is otherwise in compliance with the requirements of applicable Governmental Authorities and the provisions of the Credit Agreement and this Mortgage, and the balance of such related Insurance Proceeds (the "Net Insurance Proceeds") shall constitute the Net Insurance Proceeds to be applied in clause (ii) above.

      (e) Except as otherwise specifically provided in this Section 1.07, all Insurance Proceeds and all Condemnation Proceeds recovered by the Mortgagee (A) are to be applied to the restoration of the Mortgaged Property (less the reasonable cost, if any, to the Mortgagee of such recovery and of paying out such proceeds, including reasonable attorneys' fees, other charges and disbursements and costs allocable to inspecting the Work (as defined below)) and
(B) shall be applied by the Mortgagee to the payment of the cost of restoring or replacing the Mortgaged Property so damaged, destroyed or taken or of the portion or portions of the Mortgaged Property not so taken (the "Work") and (C) shall be paid out from time to time to the Mortgagor as and to the extent the Work (or the location and acquisition of any replacement of any Mortgaged Property) progresses for the payment thereof, but subject to each of the following conditions:

            (i) the Mortgagor must promptly commence the restoration process or the location, acquisition and replacement process (in the case of a total or "substantially all" Condemnation) in connection with the Mortgaged Property;

            (ii) the Work shall be in the charge of an architect or engineer and before the Mortgagor commences any Work, other than temporary work to protect property or prevent interference with business, the Mortgagee shall have received the plans and specifications and the general contract for the Work from the Mortgagor. The plans and specifications shall provide for such Work that, upon completion thereof, the improvements shall (A) be in compliance with all requirements of applicable Governmental Authorities such that all representations and warranties of the Mortgagor relating to the compliance of the Mortgaged Property with applicable laws, rules or regulations in this Mortgage, the Credit Agreement or the Security Documents will be correct in all respects and
      (B) be at least equal in value and general utility to the improvements that were on the Mortgaged Property (or that were on the Mortgaged Property that has been replaced, if applicable) prior to the Casualty or Taking, and in the case of a Taking, subject to the effect of such Taking;

            (iii) except as provided in (iv) below, each request for payment shall be made on seven days' prior notice to the Mortgagee and shall be accompanied by a certificate to be made by such architect or engineer, stating (A) that all the Work completed has been done in substantial compliance with the plans and specifications, (B) that the sum requested is justly required to reimburse the Mortgagor for payments by the Mortgagor to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials) and that, when added to all sums previously paid out by the Mortgagee, does not exceed the value of the Work done to the date of such certificate;

            (iv) each request for payment in connection with the acquisition of a replacement Mortgaged Property (in the case of a total or "substantially all" Condemnation) shall be made on 30 days' prior notice to the Mortgagee and, in connection therewith, (A) each such request shall be accompanied by a copy of the sales contract or other document governing the acquisition of the replacement property by the Mortgagor and a certificate of the Mortgagor stating that the sum requested represents the sales price under such contract or document and the related reasonable transaction fees and expenses (including brokerage fees) and setting forth in sufficient detail the various components of such requested sum and (B) the Mortgagor shall (I) in addition to any other items required to be delivered under this Section 1.07), provide the Administrative Agent and the Mortgagee with such opinions, documents, certificates, title insurance policies, surveys and other insurance policies as they may reasonably request and (II) take such other actions as the Administrative Agent and the Mortgagee may reasonably deem necessary or appropriate (including actions with respect to the delivery to the Mortgagee of a first priority Mortgage with respect to such real property for the ratable benefit of the Secured Parties);

            (v) each request shall be accompanied by waivers of lien satisfactory to the Mortgagee covering that part of the Work for which payment or reimbursement is being requested and, if required by the Mortgagee, by a search prepared by a title company or licensed abstractor or by other evidence satisfactory to the Mortgagee, that there has not been filed with respect to the Mortgaged Property any mechanics' or other lien or instrument for the retention of title in respect of any part of the Work not discharged of record or bonded to the reasonable satisfaction of the Mortgagee;

            (vi) there shall be no Default or Event of Default that has occurred and is continuing;

            (vii) the request for any payment after the Work has been completed shall be accompanied by a copy of any certificate or certificates required by law to render occupancy of the improvements being rebuilt, repaired or restored legal; and

            (viii) after commencing the Work, the Mortgagor shall continue to perform the Work diligently and in good faith to completion in accordance with the approved plans and specifications.

Upon completion of the Work and payment in full therefor, the Mortgagee will disburse to the Mortgagor the amount of any Insurance Proceeds or Condemnation Proceeds then or thereafter in the hands of the Mortgagee on account of the Casualty or Taking that necessitated such Work to be applied (x) to prepay obligations outstanding under the Credit Agreement, with any excess being returned to the Mortgagor, or (y) to be reinvested in the Mortgagor's principal lines of business within 180 days after the receipt thereof, provided that the Mortgagor, pending such reinvestment, promptly deposits such amounts in a cash collateral account established with the Mortgagee for the benefit of the Secured Parties.

      (f) Notwithstanding any other provisions of this Section 1.07, if the Mortgagor shall have elected to replace the Mortgaged Property in connection with a total or "substantially all" Condemnation as contemplated in paragraph
(c) above, all Condemnation Proceeds held by the Mortgagee in connection therewith shall be applied to prepay obligations outstanding under the Credit Agreement if (i) the Mortgagor notifies the Mortgagee and the Administrative Agent that it does not intend to replace the Mortgaged Property, (ii) a Responsible Officer of the Mortgagor shall not have notified the Administrative Agent and the Mortgagee in writing that the Mortgagor has acquired or has entered into a binding contract to acquire land upon which it will construct the replacement property within six months after the Condemnation or (iii) the Mortgagor shall have not notified the Administrative Agent and the Mortgagee in writing that it has begun construction of the replacement structures within one year after the related Condemnation.

      (g) Nothing in this Section 1.07 shall prevent the Mortgagee from applying at any time all or any part of the Insurance Proceeds or Condemnation Proceeds to (i) the curing of any Event of Default under the Credit Agreement or (ii) the payment of any of the Obligations after the occurrence and during the continuance of an Event of Default.

      SECTION 1.08. Assignment of Leases and Rents. (a) Mortgagor hereby irrevocably and absolutely grants, transfers and assigns all of its right title and interest in all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by Mortgagor of the Obligations. Mortgagor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any other Lease or their respective Rents to anyone other than Mortgagee.

      (b) Without Mortgagee's prior written consent, Mortgagor will not (i) modify, amend, terminate or consent to the cancellation or surrender of any Lease if such modification, amendment, termination or consent would, in the reasonable judgment of the Mortgagee, be adverse in any material respect to the interests of the Lenders, the value of the Mortgaged Property or the lien created by this Mortgage or (ii) consent to an assignment of any tenant's interest in any Lease or to a subletting thereof covering a material portion of the Mortgaged Property.

      (c) Subject to Section 1.08(d), Mortgagor has assigned and transferred to Mortgagee all of Mortgagor's right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Mortgagor, it being intended that this assignment establish, subject to Section 1.08(d), an absolute transfer and assignment of all Rents and all Leases to Mortgagee and not merely to grant a security interest therein. Subject to Section 1.08(d), Mortgagee may in Mortgagor's name and stead (with or without first taking possession of any of the Mortgaged Property personally or by receiver as provided herein) operate the Mortgaged Property and rent, lease or let all or any portion of any of the Mortgaged Property to any party or parties at such rental and upon such terms as Mortgagee shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease.

      (d) So long as an Event of Default shall not have occurred and be continuing, Mortgagee will not exercise any of its rights under Section 1.08(c), and Mortgagor shall receive and collect the Rents accruing under any Lease; but after the happening and during the continuance of any Event of Default, Mortgagee may, at its option, receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof. Mortgagor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Mortgagee to any such tenant or any of such tenant's successors in interest, and thereafter to pay Rents to Mortgagee without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the Mortgagor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Mortgagee. Each tenant or any of such tenant's successors in interest from whom Mortgagee or any officer, agent, attorney or employee of Mortgagee shall have collected any Rents, shall be authorized to pay Rents to Mortgagor only after such tenant or any of their successors in interest shall have received written notice from Mortgagee that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Mortgagee to such tenant or any of its successors in interest.

      (e) Mortgagee will not become a mortgagee in possession so long as it does not enter or take actual possession of the Mortgaged Property. In addition, Mortgagee shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Mortgaged Property, for negligence in the management, upkeep, repair or control of any of the Mortgaged Property or any other act or omission by any other person.

      (f) Mortgagor shall furnish to Mortgagee, within 30 days after a request by Mortgagee to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or Improvements, the terms of any Lease, the space occupied and the rentals or license fees payable thereunder.

      SECTION 1.09. Restrictions on Transfers and Encumbrances. Except as permitted by the Credit Agreement, Mortgagor shall not directly or indirectly sell, convey, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer, create, consent to or suffer the creation of any lien, charges or any form of encumbrance upon any interest in or any part of the Mortgaged Property, or be divested of its title to the Mortgaged Property or any interest therein in any manner or way, whether voluntarily or involuntarily (other than resulting from a Condemnation), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part thereof; provided, however, that Mortgagor may in the ordinary course of business within reasonable commercial standards, enter into easement or covenant agreements that relate to and/or benefit the operation of the Mortgaged Property and that do not materially or adversely affect the use and operation of the same (except for customary utility easements that service the Mortgaged Property, which are permitted).

      SECTION 1.10. Security Agreement. This Mortgage is both a mortgage of real property and a grant of a security interest in personal property, and shall constitute and serve as a "Security Agreement" within the meaning of the uniform commercial code as adopted in the state wherein the Premises are located. Mortgagor has hereby granted unto Mortgagee a security interest in and to all the Mortgaged Property described in this Mortgage that is not real property, and simultaneously with the recording of this Mortgage, Mortgagor has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the state in which the Premises are located to perfect the security interest granted by this Mortgage in all the Mortgaged Property that is not real property. Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute any document and to file the same in the appropriate offices (to the extent it may lawfully do so), and to perform each and every act and thing reasonably requisite and necessary to be done to perfect the security interest contemplated by the preceding sentence. Mortgagee shall have all rights with respect to the part of the Mortgaged Property that is the subject of a security interest afforded by the uniform commercial code as adopted in the state wherein the Premises are located in addition to, but not in limitation of, the other rights afforded Mortgagee hereunder and under the Security Agreement.

      SECTION 1.11. Filing and Recording. Mortgagor will cause this Mortgage, any other security instrument creating a security interest in or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the security interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all reasonable expenses incidental to the execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Personal Property, and any instrument of further assurance and all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery and recording of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Personal Property or any instrument of further assurance.

      SECTION 1.12. Further Assurances. Upon demand by Mortgagee, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage, and on demand, Mortgagor will also execute and deliver and hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably requested by Mortgagee to evidence more effectively the lien hereof upon the Personal Property and to perform each and every act and thing requisite and necessary to be done to accomplish the same.

      SECTION 1.13. Additions to Mortgaged Property. All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Mortgage.

      SECTION 1.14. No Claims Against Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof.

      SECTION 1.15. Fixture Filing. Certain of the Mortgaged Property is or will become "fixtures" (as that term is defined in the UCC) on the Land, and this Mortgage upon being filed for record in the real estate records of the county wherein such fixtures are situated shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such of the Mortgaged Property that is or may become fixtures.


                                   ARTICLE II

                              Defaults and Remedies

      SECTION 2.01. Events of Default. It shall be an Event of Default under this Mortgage if any Event of Default (as therein defined) shall exist pursuant to the Credit Agreement.

      SECTION 2.02. Demand for Payment. If an Event of Default as set forth herein shall occur and be continuing, then, upon written demand of Mortgagee, Mortgagor will pay to Mortgagee all amounts due hereunder and such further amount as shall be sufficient to cover the costs and expenses of collection, including attorneys' fees, disbursements and expenses incurred by Mortgagee and Mortgagee shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against Mortgagor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.

      SECTION 2.03. Rights To Take Possession, Operate and Apply Revenues. (a) To the extent permitted by applicable law, if an Event of Default shall occur and be continuing, Mortgagor shall, upon demand of Mortgagee, forthwith surrender to Mortgagee actual possession of the Mortgaged Property and, if and to the extent permitted by law, Mortgagee itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Mortgaged Property without the appointment of a receiver or an application therefor, exclude Mortgagor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of Mortgagor.

      (b) To the extent permitted by applicable law, if Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Mortgagee, Mortgagee may obtain a judgment or decree conferring upon Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Mortgaged Property to Mortgagee, to the entry of which judgment or decree Mortgagor hereby specifically consents. Mortgagor will pay to Mortgagee, upon demand, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to Mortgagee's attorneys and agents with interest thereon at the Default Interest Rate; and all such expenses and compensation shall, until paid, be secured by this Mortgage.

      (c) To the extent permitted by applicable law, upon every such entry or taking of possession, Mortgagee may hold, store, use, operate, manage and control the Mortgaged Property, conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) purchase or otherwise acquire additional fixtures, personalty and other property, (iii) insure or keep the Mortgaged Property insured, (iv) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor to the same extent as Mortgagor could in its own name or otherwise with respect to the same, or (v) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Mortgagee, all as may from time to time be directed or determined by Mortgagee to be in its best interest and Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. Mortgagee may collect and receive all the Rents, issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes), (ii) the costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance, (iv) such taxes, assessments and other similar charges as Mortgagee may at its option pay, (v) other proper charges upon the Mortgaged Property or any part thereof and (vi) the compensation, expenses and disbursements of the attorneys and agents of Mortgagee, Mortgagee shall apply the remainder of the moneys and proceeds so received first to the payment of the Mortgagee for the satisfaction of the Obligations, and second, if there is any surplus, to Mortgagor, subject to the entitlement of others thereto under applicable law.

      (d) To the extent permitted by applicable law, whenever, before any sale of the Mortgaged Property under Section 2.06, all Obligations that are then due shall have been paid and all Events of Default fully cured, Mortgagee will surrender possession of the Mortgaged Property back to Mortgagor, its successors or assigns. The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.

      SECTION 2.04. Right To Cure Mortgagor's Failure to Perform. After any Event of Default at anytime (without requiring future notice) should Mortgagor fail in the payment, performance or observance of any term, covenant or condition required by this Mortgage or the Credit Agreement (with respect to the Mortgaged Property), Mortgagee may pay, perform or observe the same, and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Default Interest Rate. Mortgagee shall be the judge using reasonable discretion of the necessity for any such actions and of the amounts to be paid. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to Mortgagor, to any person in possession holding under Mortgagor or to any other person.

      SECTION 2.05. Right to a Receiver. If an Event of Default shall occur and be continuing, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of right to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the Rents. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Mortgaged Property is located. Mortgagor shall pay to Mortgagee upon demand all reasonable expenses, including receiver's fees, reasonable attorney's fees and disbursements, costs and agent's compensation incurred pursuant to the provisions of this Section 2.05; and all such expenses shall be secured by this Mortgage and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Default Interest Rate.

      SECTION 2.06. Foreclosure and Sale. (a) If an Event of Default shall occur and be continuing, Mortgagee may elect to sell the Mortgaged Property or any part of the Mortgaged Property by exercise of the power of foreclosure or of sale granted to Mortgagee by applicable law or this Mortgage. In such case, Mortgagee may commence a civil action to foreclose this Mortgage, or it may proceed and sell the Mortgaged Property to satisfy any Obligation. Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property, may sell all or such parts of the Mortgaged Property as may be chosen by Mortgagee at the time and place of sale fixed by it in a notice of sale, either as a whole or in separate lots, parcels or items as Mortgagee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder. Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property may postpone any foreclosure or other sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale. Without further notice, Mortgagee or an officer appointed to sell the Mortgaged Property may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. Any person, including Mortgagor or Mortgagee or any designee or affiliate thereof, may purchase at such sale.

      (b) The Mortgaged Property may be sold subject to unpaid taxes and Permitted Encumbrances, and, after deducting all costs, fees and expenses of Mortgagee (including costs of evidence of title in connection with the sale), Mortgagee or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 2.08.

      (c) Any foreclosure or other sale of less than the whole of the Mortgaged Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure provided for herein; and subsequent sales may be made hereunder until the Obligations have been satisfied, or the entirety of the Mortgaged Property has been sold.

      (d) If an Event of Default shall occur and be continuing, Mortgagee may instead of, or in addition to, exercising the rights described in Section 2.06(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the Obligations, or the performance of any term, covenant, condition or agreement of this Mortgage or any other Loan Document or any other right, or
(ii) to pursue any other remedy available to it, all as Mortgagee shall determine most effectual for such purposes.

      SECTION 2.07. Other Remedies. (a) In case an Event of Default shall occur and be continuing, Mortgagee may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the uniform commercial code of the State wherein the Premises are located, including, to the extent not prohibited by applicable law.

      (b) In connection with a sale of the Mortgaged Property or any Personal Property and the application of the proceeds of sale as provided in Section 2.08, Mortgagee shall be entitled to enforce payment of and to receive up to the principal amount of the Obligations, plus all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Obligations remaining unpaid, with interest.

      SECTION 2.08. Application of Sale Proceeds and Rents. After any foreclosure sale of all or any of the Mortgaged Property, Mortgagee shall receive the proceeds of sale, no purchaser shall be required to see to the application of the proceeds and Mortgagee shall apply the proceeds of the sale together with any Rents that may have been collected and any other sums that then may be held by Mortgagee under this Mortgage as follows:

            FIRST, to the payment of the costs and expenses of such sale, including compensation to Mortgagee's attorneys and agents, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, together with interest at the Default Interest Rate on all advances made by Mortgagee, including all taxes or assessments (except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold) and the cost of removing any Permitted Encumbrance (except any Permitted Encumbrance subject to which the Mortgaged Property was sold);

            SECOND, to the Mortgagee for the distribution to the Secured Parties for the satisfaction of the Obligations owed to the Secured Parties; and

            THIRD, to the Mortgagor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage. Upon any sale of the Mortgaged Property by the Mortgagee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money paid over to the Mortgagee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Mortgagee or such officer or be answerable in any way for the misapplication thereof.

      SECTION 2.09. Mortgagor as Tenant Holding Over. If Mortgagor remains in possession of any of the Mortgaged Property after any foreclosure sale by Mortgagee, at Mortgagee's election Mortgagor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.

      SECTION 2.10. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Mortgagor waives, to the extent not prohibited by law, (i) the benefit of all laws now existing or that hereafter may be enacted providing for any appraisement of any portion of the Mortgaged Property, (ii) the benefit of all laws now existing or that may be hereafter enacted in any way extending the time for the enforcement or the collection of amounts due under any of the Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Mortgagee, (iii) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, or sale of the Mortgaged Property as separate tracts, units or estates or as a single parcel in the event of foreclosure, and (iv) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Obligations and marshalling in the event of foreclosure of this Mortgage.

      SECTION 2.11. Discontinuance of Proceedings. In case Mortgagee shall proceed to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.

      SECTION 2.12. Suits To Protect the Mortgaged Property. Mortgagee shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Mortgaged Property by any acts that may be unlawful or in violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Mortgagee hereunder.

      SECTION 2.13. Filing Proofs of Claim. In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, Mortgagee shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.

      SECTION 2.14. Possession by Mortgagee. Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, any of its property or the Mortgaged Property, Mortgagee shall be entitled, to the extent not prohibited by law, to remain in possession and control of all parts of the Mortgaged Property now or hereafter granted under this Mortgage to Mortgagee in accordance with the terms hereof and applicable law.

      SECTION 2.15. Waiver. (a) No delay or failure by Mortgagee to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee. No consent or waiver by Mortgagee to or of any breach or default by Mortgagor in the performance of the Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or any other Obligations by Mortgagor hereunder. No failure on the part of Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Mortgagor.

      (b) Even if Mortgagee (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Loan Documents, (iv) releases a part of the Mortgaged Property from this Mortgage, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Loan Documents,
(vi) consents to the filing of a map, plat or replat affecting the Premises
(vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating Mortgagee's lien on the Mortgaged Property hereunder; no such act or omission shall preclude Mortgagee from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Mortgagee, shall this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgaged Property, Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgaged Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

      SECTION 2.16. Remedies Cumulative. No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.


                                   ARTICLE III

                                  Miscellaneous

      SECTION 3.01. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

      SECTION 3.02. Notices. All notices hereunder shall be in writing and given in the case of communications and notices to Mortgagor or the Collateral Agent, as provided in the Credit Agreement.

      SECTION 3.03. Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Mortgagor and the successors and assigns of Mortgagee.

      SECTION 3.04. Satisfaction and Cancelation. (a) The conveyance to Mortgagee created and consummated by this Mortgage shall be null and void when all the Obligations have been indefeasibly paid in full in accordance with the terms of the Loan Documents and the Lenders have no further commitment to make Loans under the Credit Agreement, no Letters of Credit are outstanding and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement.

      (b) The lien of this mortgage shall be released from such portion of the Mortgaged Property as is required pursuant to and in accordance with the operative provisions of Section 6.05 of the Credit Agreement.

      (c) In connection with any termination or release pursuant to paragraph
(a), the Mortgage shall be marked "satisfied" by the Mortgagee, and this Mortgage shall be canceled of record at the request and at the expense of the Mortgagor. Mortgagee shall execute any documents reasonably requested by Mortgagor to accomplish the foregoing or to accomplish any release contemplated by paragraph (a) and Mortgagor will pay all costs and expenses, including reasonable attorneys' fees, disbursements and other charges, incurred by Mortgagee in connection with the preparation and execution of such documents.

      SECTION 3.05. Definitions. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) "including" shall mean "including but not limited to"; (b) "provisions" shall mean "provisions, terms, covenants and/or conditions"; (c) "lien" shall mean "lien, charge, encumbrance, security interest, mortgage or deed of trust"; (d) "obligation" shall mean "obligation, duty, covenant and/or condition"; and (e) "any of the Mortgaged Property" shall mean "the Mortgaged Property or any part thereof or interest therein". Any act that Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by Mortgagee or any person or entity designated by Mortgagee. Any act that is prohibited to Mortgagor hereunder is also prohibited to all lessees of any of the Mortgaged Property. Each appointment of Mortgagee as attorney-in-fact for Mortgagor under the Mortgage is irrevocable, with power of substitution and coupled with an interest. Subject to the applicable provisions hereof, Mortgagee has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.

      SECTION 3.06. Multisite Real Estate Transaction. Mortgagor acknowledges that this Mortgage is one of a number of Other Mortgages and Security Documents that secure the Obligations. Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of any of the Obligations hereby secured, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any Obligation or indebtedness hereby secured or any collateral security therefor including the Other Mortgages and other Security Documents. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations secured or of any of the collateral security therefor, including the Other Mortgages and other Security Documents or of any guarantee thereof, and Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages and other Security Documents without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Mortgagee's rights and remedies under any or all of the Other Mortgages and other Security Documents shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights or remedies of Mortgagee hereunder shall not impair the lien of any of the Other Mortgages and other Security Documents or any of Mortgagee's rights and remedies thereunder. The Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgages and other Security Documents separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.

                                   ARTICLE IV

                              Particular Provisions

      This Mortgage is subject to the following provisions relating to the particular laws of the state wherein the Premises are located:

      SECTION 4.01. Applicable Law; Certain Particular Provisions. This Mortgage shall be governed by and construed in accordance with the internal law of the State of New York; provided, however, that the provisions of this Mortgage relating to the creation, perfection and enforcement of the lien and security interest created by this Mortgage in respect of the Mortgaged Property and the exercise of each remedy provided hereby, including the power of foreclosure or power of sale procedures set forth in this Mortgage, shall be governed by and construed in accordance with the internal law of the state where the Mortgaged Property is located, and Mortgagor and Mortgagee agrees to submit to jurisdiction and the laying of venue for any suit on this Mortgage in such state. The terms and provisions set forth in Appendix A attached hereto are hereby incorporated by reference as though fully set forth herein. In the event of any conflict between the terms and provisions contained in the body of this Mortgage and the terms and provisions set forth in Appendix A, the terms and provisions set forth in Appendix A shall govern and control.


      IN WITNESS WHEREOF, this Mortgage has been duly authorized and has been executed and delivered to Mortgagee by Mortgagor on the date first written above.


                                         NEENAH FOUNDARY COMPANY,
                                         a Wisconsin corporation,

                                           by_______________________________
                                              Name:
                                              Title:
Attest:


  by_______________________________
    Name:
    Title:

[CORPORATE SEAL]

                             [NEED ACKNOWLEDGEMENTS]

                                                                       Exhibit A
                                                       to the Mortgage Agreement


                                Legal Description